                                                                    EXHIBIT 10.2



                                 LEASE AGREEMENT
                                 ---------------


                                     BETWEEN

              WARD CORPORATION, a Maryland Corporation, as Landlord

                                       AND

              Organon Teknika Corporation, a Delaware Corporation,

                                    as Tenant

                                TABLE OF CONTENTS



        Sections     Description                                                    Page No.
        --------     -----------                                                    --------
             1.      Definitions                                                       3
             2.      Rent; Additional Rent                                             3
             3.      Additional Rent                                                   3
             4.      Delivery and Condition of Premises                                4
             5.      Operation of Building and Real Property                           4
             6.      Conduct of Business by Tenant                                     4
             7.      Alterations and Tenant's Property                                 4
             8.      Repairs                                                           5
             9.      Liens                                                             5
            10.      Subordination and Modification
            11.      Inability to Perform                                              5
            12.      Destruction                                                       5
            13.      Eminent Domain                                                    5
            14.      Assignment and Subletting                                         6
            15.      Building Services                                                 6
            16.      Default; Remedies                                                 6
            17.      Insolvency or Bankruptcy                                          7
            18.      Fees and Expenses; Indemnity; Liability Insurance                 7
            19.      Access to Premises                                                8
            20.      Waiver; Release                                                   8
            21.      Tenant's Certificates                                             8
            22.      Rules and Regulations                                             8
            23.      Tax on Tenant's Personal Property                                 8
            24.      Authority                                                         8
            25.      Signage                                                           8
            26.      Parking                                                           8
            27.      Miscellaneous                                                     9


                     Exhibits "A" and "C"
                     Addendum to Lease

                                     LEASE

        THIS LEASE is made and entered into as of this 30th day of April, 1991, by and between WARD CORPORATION, a Maryland corporation (herein called "Landlord), and Organon Teknika Corporation, a Delaware Corporation (herein called "Tenant").


                              W I T N E S S E T H:


      Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises (as hereinafter defined) in the Building.

      1.    Definitions

            1.1 Additional Rent: As defined in Section 2.4, below.

            1.2 Basic Rent: As defined in Section 2.1, below.

            1.3 Building: The building located at 1300 Piccard Drive, Rockville, Maryland 20850, upon the Real Property.

            1.4 Guarantor(s): N/A

            1.5 Lease: This Lease, as amended from time to time, and all Exhibits attached hereto.

            1.6 Lease Commencement Date: June 1, 1991.

            1.7 Lease Year: Each period of twelve (12) calendar months during the Term, commencing on the Lease Commencement Date and Partial Lease Year ending on the Term Expiration Date.

            1.8 Operating Expenses Base Amount. Intentionally Deleted.

            1.9 Premises: Approximately Eight Hundred Three (803) square feet of rentable floor area, located on the Lower Level, within the Building, and outlined on Exhibit A, attached hereto.

            1.10 Real Estate Taxes Base Amount. Intentionally Deleted.

            1.11 Real Property: The land comprising all that certain parcel of land situated in Montgomery County, Maryland, and identified as Lot Six (6) in a subdivision known as "Lots Four (4), Five (5) and Six (6) and dedication of part of Piccard Drive, 70-S Industrial Park" as per plat thereof recorded in Plat Book 87 at plat 9281 among the land records of Montgomery County, Maryland (Tax Account Number 4-201-1457).

            1.12 Term: The four year (4) period commencing on the Lease Commencement Date and ending on the Term Expiration Date, unless the Term shall sooner terminate as hereinafter provided.

            1.13 Term Expiration Date: May 31, 1995

        2. Rent; Additional Rent

            2.1 Basic Rent. Commencing on the Lease Commencement Date, Tenant shall pay to Landlord during the Term a base rental ("Basic Rent") equal to Six Hundred Two and 25/100 Dollars ($602.25) per month in gross. Basic Rent shall be payable by Tenant in lawful money of the United States in equal consecutive monthly installments of one-twelfth the Basic Rent on or before the first day of each calendar month, in advance, at the address specified for Landlord below, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. Rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly Basic Rent per day.

            2.2 Above Standard Improvement Rental Rate. Intentionally Deleted.

            2.3. Adjustment of Rent. The Basic Rent set forth in Paragraph 2.1 hereinabove shall be increased as follows:

                        Date          New Monthly Rent
                        ----          ----------------
                        6/1/92           $ 620.32
                        6/1/93           $ 639.05
                        6/1/94           $ 658.46

            2.4 Additional Rent. Tenant shall pay to Landlord as additional rent hereunder, all charges and other amounts required under this Lease. All such amounts and charges shall be payable to Landlord at the time and at the place where Basic Rent is payable. Landlord shall have the same remedies for a default in the payment of additional rent as for a default in the payment of Basic Rent.

            2.5 Late Payment Charge. If Tenant shall fail to pay any Basic Rent or Additional Rent within five (5) days after the same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to ten percent (10%) of such unpaid amounts in each instance to cover Landlord's additional administrative costs resulting from Tenant's failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts.

            2.6 Returned Check Charge. A service charge of Fifty and 00/100 Dollars ($50.00) will be automatically made for each instance in which a check is returned unpaid for any reason by the Tenant's bank.

      3.    Intentionally Deleted.

      4. Delivery and Condition of Premises. Tenant agrees to accept the Premises in their "as is" condition and further agrees to be fully responsible for any alterations or improvements thereto. However, it is understood and agreed that Tenant will obtain all necessary permits to construct the premises as required by Code. Landlord shall furnish six (6) 2' X 4' fluorescent light fixtures for installation by Tenant.

      5.    Operation of the Building and the Real Property

            5.1 Maintenance of Building. The manner in which the Building and the Real Property are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord, in a manner consistent with similar office buildings in Montgomery County.

            5.2 Alterations or Additions. Landlord hereby reserves the right, at any time and from time to time, to make alterations or additions to the Building and the Real Property. Landlord also reserves the right at any time and from time to time to construct other improvements in the Building and to enlarge same and make alterations therein or additions thereto.

      6.    Conduct of Business by Tenant

            6.1 Permitted Use. Tenant shall use and occupy the Premises during the Term of the Lease solely for use for storage of files, as permitted by law, and for no other use or uses without the prior written consent of Landlord.

            6.2 Uses Not Permitted. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Section 6.1 hereof, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

            6.3 Tenant's Compliance with Laws. Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof.

            6.4 Tenant's Compliance with Insurance Requirements, etc. Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall conflict with the provisions of any insurance policies covering the Building or any property located therein, or result in a refusal by any insurance company to insure the Building or any such property, in amounts reasonably satisfactory to Landlord, or subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or cause any increase in the insurance rates applicable to the Building or property located therein. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

      7.    Alterations and Tenant's Property

            7.1 Initial Improvements. Intentionally Deleted.

            7.2 Approved Alterations. Tenant shall make no alterations, installations, additions or improvements in or to the Premises or any portion thereof or any alteration to the mechanical systems of the Premises or any portion thereof, including, without limitation, the plumbing and air conditioning systems of the Premises or any portion thereof or to the apparatus of the Premises or any portion thereof of other or like nature without Landlord's prior written consent, which shall not be unreasonably withheld.

            7.3 Requirements for Approved Alterations. Each alteration, installation, addition or improvement, shall be subject to the limitations that such Alteration (a) does not adversely affect the structural strength of the Premises or any portion thereof; (b) does not adversely affect the mechanical, plumbing, electrical and HVAC systems of the Premises or any portion thereof;
(c) does not materially affect the external appearance or value of the Premises or any portion thereof; and

(d) does not diminish or impair the use of the Building as a first class office building. Prior to making any alteration, plans and specifications therefor in such detail as Landlord may request shall be submitted to Landlord and the mortgagees of the Building for approval.

            7.4 Standards for Approved Alterations. All Alterations made by Tenant in the Premises or any portion thereof shall be constructed and completed in a good and workmanlike manner at Tenant's sole cost and expense by contractors approved by Landlord. Prompt payment shall be made by Tenant and Tenant shall keep the Premises free of mechanics' and materialmen's liens and cause the same to be promptly discharged or bonded. Tenant shall deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Real Property for all work, labor and services to be performed and material to be furnished in connection with the proposed Alterations. Tenant shall obtain all necessary governmental permits, licenses and approvals, and shall promptly comply with all applicable laws. The Alterations shall be completed in accordance with the approved plans and specifications where such approvals are required.

            7.5 Tenant's Property. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any furnishings and personal property placed in the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein called "Tenant's Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

              7.6 Removal of Tenant's Property. Any of Tenant's Property on the Premises prior to the Term Expiration Date shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal, all on or before the Term Expiration Date. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord Landlord's costs of removal and of any repairs in connection therewith within ten (10) days after the receipt of a bill therefor. Tenant's obligation to pay any such costs shall survive any termination of this Lease.

       8.     REPAIRS

              8.1 Maintenance of Premises. Tenant shall maintain the Premises and, at Tenant's cost and expense, shall make all repairs and replacements to preserve the Premises in good working order and in clean, safe and sanitary condition.

              8.2 Repairs by Tenant. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the rules and regulations for the Building and the Real Property adopted by Landlord from time to time, and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 8.1 above and Tenant fails to commence diligently to effect the same within ten (10) days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

              8.3 Maintenance of Common Areas. Landlord shall operate and maintain the common or public areas of the Real Property and the Building in a manner deemed by Landlord, in its sole discretion, in a manner consistent with similar office buildings in Montgomery County.

       9.     Liens. Intentionally Deleted.

      10.     Subordination and Modification

              10.1 Subordination of Lease. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building or the Real Property or both, (b) the lien of any mortgage deed of trust or similar security instrument that may now exist or hereafter be executed in any amount for which the Building, the Real Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, and (c) all renewals, modifications, consolidations, replacements and extensions of any of the foregoing.

                     Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such ground lease or underlying lease, or the lien of any such mortgage or deed of trust. If Tenant fails to execute such instruments within fifteen (15) days after written request therefor, Landlord is hereby appointed Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for and on behalf of Tenant.

              10.2 Attornment. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of any ground lease, underlying lease or lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.

              10.3 Amendment or Modification. If, in connection with any loan secured by a mortgage or deed of trust affecting the Building, Real Property or both, the lender should require any amendment or modification of the terms hereof, Tenant shall duly execute and deliver any instrument reasonably requested by such lender to affect such amendment or modification; provided, that such amendment or modification shall not enlarge the term hereof or increase the amount of Basic Rent payable hereunder.

       11. Inability to Perform; No Delay to Constitute Eviction. Intentionally Deleted.

       12.    Destruction

              12.1   Intentionally Deleted.

              12.2   Intentionally Deleted.

              12.3   Intentionally Deleted.

              12.4   Intentionally Deleted.

              12.5 No Abatement of Rent if Damage Caused by Tenant. If any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Basic Rent by reason of such damages, unless Landlord is reimbursed for such abatement of Basic Rent pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

       13.    Eminent Domain. Intentionally Deleted.

     14.  Assignment and Subletting

               14.1 No Assignment or Subletting Permitted. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, sublease, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder, without first obtaining Landlord's prior written consent, which consent will not be unreasonably withheld. A transfer of fifty percent (50%) or more of the ownership interests of Tenant within any twelve (12) month period shall be deemed equivalent to an assignment or subletting requiring the consent of Landlord. Notwithstanding the foregoing, a corporate reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 shall not be considered an assignment or subletting within the meaning of this Section 14.1. Tenant agrees that any permitted assignment or subletting hereunder may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant.

               14.2 Procedure for Assignment, Subletting. If Tenant desires at any time to assign, sublease or otherwise transfer the Premises or any portion thereof, it shall send a written notice to Landlord, which notice shall contain
(a) the name of the proposed occupant or subtenant, (b) the nature of the proposed occupant's or subtenant's business to be carried on in the Premises,
(c) the portion(s) of the Premises to be subject to such assignment or sublease and the other terms and provisions of the proposed assignment or sublease, (d) such financial information as Landlord may reasonably request concerning the proposed occupant or subtenant, and (e) a true copy of a proposed assignment or sublease.

               14.3 No Release of Tenant. No assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Any assignment or sublease that is not in compliance with this Section 14 shall be void and, at the option of Landlord, shall constitute a default by Tenant under this Lease.

     15.  Building Services.

               15.1 Standard Services. Landlord shall furnish reasonably adequate electrical power for all normal office machines and lighting, and water without additional cost to Tenant. Landlord shall furnish hot and cold water at those points of supply provided for the general use of all of the tenants in the Building. Landlord shall provide routine maintenance, painting and electrical lighting service for all public areas and special service areas of the Building, in the manner and to the extent deemed by the Landlord to be standard. In the event an air conditioner unit or units (in excess of Building Standard Improvements), for the purposes of cooling computers or other office machinery, are installed by Tenant, the operation of the unit(s) shall be under Tenant's control, and the maintenance costs shall be the obligation of Tenant. Failure by Landlord to any extent to furnish these defined services unless caused by Landlord's gross negligence, or any cessation thereof, or delay thereof caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God or from any other cause, shall not render Landlord liable in any respect for damages to either person or property, nor shall such events be construed an eviction of Tenant, nor work an abatement of Basic Rent or Additional Rent, nor relieve Tenant from the fulfillment of any term, condition, covenant or agreement contained in this Lease. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of Basic Rent or Additional Rent or for any damages on account of any interruptions in service occasioned thereby or resulting therefrom. Where the Landlord does not pursue said cause diligently, Tenant may, upon written notice to Landlord, have said repairs or maintenance performed by Landlord's approved contractors and deduct the reasonable cost for same from the amount owed to Landlord thereafter.

               15.2  Additional Services. Intentionally Deleted.

     16.  Default; Remedies

               16.1 Events of Default. The following shall constitute an event of default under this Lease:

                     (a) The failure to pay any amount of Basic Rent or Additional Rent in full within five (5) days after the same is due.

                     (b) The failure to perform or honor any other covenant or condition made under this Lease, provided Tenant shall have a grace period of ten (10) days from the date of written notice from Landlord within which to cure any such failure governed by this subparagraph but not specifically by the other subparagraphs of this Section 16-1; provided however, that with respect to any such default, that cannot reasonably be cured within such ten (10) day grace period, Tenant shall not be deemed in default if Tenant commences to cure within ten (10) days from Landlord's notice and continues to prosecute diligently the curing thereof to completion within a reasonable time; and provided, further, that if any such failures which would be deemed defaults hereunder upon expiration of such grace period occur more often than twice in any twelve month period, the foregoing requirements of written notice and a grace period shall be deemed waived with respect to any such subsequent failures for the remainder of the Term.

                    (c) If any representation or warranty made by Tenant, or others on behalf of Tenant, under or pursuant to the Lease shall prove to have been false or misleading in any material respect (including by way of material omissions) as of the date on which such representation or warranty was made.

                    (d) If Tenant makes or consents to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in bankruptcy or insolvency proceeding is filed against Tenant and not discharged or dismissed within thirty (30) days, or Tenant is adjudicated bankrupt or admits in writing its inability to pay its debts or that it is insolvent.

                    (e) Final judgment for the payment of money in excess of Ten Thousand Dollars ($10,000) shall be rendered against Tenant and Tenant shall not discharge the same or cause it to be discharged within ten (10) days from the entry thereof, or shall not appeal therefrom or from the order, judgment, decree or process.

                    (f) If Tenant shall dissolve or liquidate, and such dissolution or liquidation is not in connection with a reorganization, merger or consolidation approved in writing by Landlord.

          16.2 Landlord's Remedies. Upon the occurrence of an Event of Default which is not cured by Tenant within the grace periods specified in Section 16.1 hereof, Landlord shall have all rights or remedies available to Landlord in law or equity.

               (a) Landlord may terminate this Lease by notice to Tenant (and Tenant hereby expressly waives any other or additional notice to quit or notice of Landlord's intention to re-enter), whereupon this Lease and the Term shall terminate, Tenant shall quit, vacate and surrender the Premises and all amounts accrued and unpaid Basic Rent and Additional Rent shall be due and payable in full.

               (b) Intentionally Deleted.

               (c) Intentionally Deleted.

               (d) Intentionally Deleted.

     17. Insolvency or Bankruptcy. Intentionally Deleted.

     18. Fees and Expenses; Indemnity; Liability Insurance.

               18.1 Performance by Landlord. If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

               18.2 Indemnification by Tenant. Tenant agrees to indemnify Landlord, its employees, agents, contractors, mortgagees and successors in interest against and save Landlord, its employees, agents, contractors, mortgagees and successors in interest harmless from any and all loss, cost, liability, damage and expense including without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including, without limiting the generality of the foregoing (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant contrary to the permitted use provided in 6.1, or (c) intentionally deleted, or (d) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, or about the Premises or the Building, either prior to, during, or after the expiration of the Term, including without limitation, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord's agents, and the lessor or lessors under all ground or underlying leases, from and against any and all loss, cost, liability, damage and expense including, without limitation, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any negligent act or omission referred to in the preceding sentence.

               18.3 Liability Insurance. Tenant shall procure at its cost and expense and keep in effect during the Term comprehensive general liability insurance including contractual liability naming Landlord as an additional insured thereunder, with a minimum combined single limit of liability of One Million Dollars ($1,000,000.00). Such insurance shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurance prior to any cancellation or change of coverage. Tenant shall provide such additional insurance as Landlord may require in connection with the storage of any items subject to the special provisions of Section 6.1 hereof.

               18.4 Delivery of Policies. Tenant shall deliver policies of all required insurance, or certificates thereof, to Landlord on or before the Lease Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Section 18.5 shall in no way limit Tenant's liability under any of the other provisions of this Section.

               18.5 Landlord Not Liable. Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or in connection with the Premises or any part of the Building or of third parties either legally or illegally within the Premises or the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss or property within the Premises from any causes whatsoever, including theft or vandalism, except that Landlord shall indemnify Tenant for any negligent acts or omissions.

               18.6 Payment by Tenant. Except as specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within five (5) days after notice by Landlord to Tenant of the amount thereof: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Section 18.1 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 18.2 hereof; and (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Basic Rent, Additional Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law. Any sum of money (other than Basic Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease, whether prior to or after the Lease Commencement Date, may, at Landlord's option, be deemed Additional Rent. Tenant's obligations under this 18.7 shall survive the expiration or earlier termination of the Term.

 19. Access to Premises; Landlord's Right to Enter. Landlord reserves and shall have the right to enter the Premises at all reasonable times during normal business hours with Landlord providing forty-eight (48) hours advance notice to Tenant, except in the case of an emergency, to inspect same, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises, adjacent premises and any other portion of the Building or any systems serving any of the same, without abatement of Basic Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed; provided that the entrance to the Premises shall not be blocked thereby. Landlord and its agents shall also have unrestricted access to the Premises at any time in the event of an emergency, without abatement of Basic Rent or Additional Rent. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

     20.  Waiver; Release

          20.1 No Waiver. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Basic Rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord or a lesser amount than the aggregate of all Basic Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Basic Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Basic Rent or Additional Rent in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or to pursue any other legal remedy.

          20.2 Modifications in Writing. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     21. Tenant's Certificates. Tenant, at any time and from time to time upon not less than fifteen (15) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building and Real Property, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Term Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Basic Rent and Additional Rent and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons, including but not limited to current financial statements for Tenant (and any Guarantors of Tenant's obligation hereunder). It is intended that any such certificate of Tenant delivered pursuant to this Section 21 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property.

     22. Rules and Regulations. Tenant, its agents, employees, invitees, licensees, customers, clients and guests shall at all times faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, and such other rules and regulations as may be promulgated from time to time by Landlord, and all modifications thereof and additions thereto, from time to time, put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

     23. Tax on Tenant's Personal Property. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment.

     24. Authority. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Maryland and Delaware, that Tenant has full right and authority to enter into this Lease, and each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     25.  Signage. Intentionally Deleted.

     26.  Parking. Intentionally Deleted.

     27.  Miscellaneous

               27.1 Notices. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by mail or delivered personally as follows:

               to Tenant:     Organon Teknika Corporation
                              1330-A Piccard Drive
                              Rockville, MD 20850-4373
                              Attention: Richard J. James

               to Landlord:   Ward Corporation
                              1300 Piccard Drive
                              Rockville, MD 20850
                              Attention: Richard E. Ward

or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice to the other in accordance with the provisions of this Section. Any such bill, statement notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Section if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

               27.2 Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and the feminine. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

               27.3 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the building as owner or lessee, including any transfer by operation of law, the Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

               27.4 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

               27.5 Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maryland.

               27.6 No Option to Lease. Intentionally Deleted.

               27.7 Entire Agreement. This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

               27.8 Inspection by Landlord. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

               27.9 Legal Fees Paid by Prevailing Party. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.

               27.10 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided hereunder, ordinary wear and tear excepted.

               27.11 Quiet Enjoyment. Upon Tenant paying the Basic Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages, ground or underlying lease referred to herein.

          27.12 No Reduction in Rent. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Basic Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

          27.13 Holding Over by Tenant. Any holding over after the Term Expiration Date or the termination of the Term if sooner with the consent of Landlord shall be construed to be a tenancy from month to month at a rental equal to one hundred twenty-five percent (125%) of the Basic Rent herein specified unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises as provided in Section 16 hereof.

          27.14 Broker; Indemnification Therefor. Intentionally Deleted.

          27.15 No Recordation of Lease by Tenant. Tenant will not record this Lease or any memorandum or short form hereof, but at the request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord in proper form for recordation a memorandum of this Lease, setting forth the terms and provisions hereof in summary form.

          27.16 No Merger of Estates. The fee title of Landlord and the leasehold estate of Tenant shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in the Premises or any portion thereof; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all persons at the time having any interest in the fee estate and all persons having any interest in the Lease or the leasehold estate, including any mortgagee or leasehold mortgagee, shall join in the execution of a written instrument affecting such merger of estates.

          27.17 Security Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of Six Hundred and 00/100 Dollars ($600.00), as a security deposit for the performance by Tenant of the provisions of this Lease. Such deposit shall be considered as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated to apply all or any portion of the deposit to cure such default, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the deposit to its original amount. If Tenant is not in default at the expiration of the Term, Landlord shall return the security deposit to Tenant. Landlord shall not be required to pay Tenant interest on the security deposit.

          27.18 Right to Relocate. Landlord shall have the right, exercisable by giving Tenant reasonable notice, and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released by Tenant, and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set offs, or abatement of rent to relocate Tenant to another location of equal size within the Building at Landlord's expenses; provided however, that such other location shall have at least as many square feet of exterior windows as the Premises, and shall contain improvements that are at least equal in quality, function, etc. to those to be contained in the Premises, and provided further that Landlord shall use every reasonable effort to minimize disturbance that any such relocation might cause.

          27.19 Additional Documents. Intentionally Deleted.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day and year first above written.

LANDLORD:                               TENANT:

WARD CORPORATION                         ORGANON TEKNIKA CORPORATION


By: /s/ RICHARD E. WARD                 By: /s/ MICHAEL G. HANNA, Ph.D.
    -------------------                     ---------------------------
    Richard E. Ward                         Michael G. Hanna, Ph.D.
    Its President                           Its Vice President


ATTEST:                                 ATTEST:

By: /s/ MARIA M. INGLESBY               By: /s/ RICHARD J. JAMES
    ---------------------                   --------------------------
    Maria M. Inglesby                       Richard J. James
    Commercial Leasing                      Its Witness

    [Corporate Seal]                        [Corporate Seal]

                                    ADDENDUM

        THIS ADDENDUM is incorporated in and made a part of the foregoing and annexed Lease dated April 30th, 1991 (the "Lease") between Ward Corporation (the "Landlord") and Organon Teknika Corporation, (the "Tenant") covering Eight Hundred Three (803) net rentable square feet in Landlord's building known by the street address of 1300 Piccard Drive, Rockville, MD 20850, the provisions of this Addendum being as follows:

1.      The Lease is hereby amended by adding a new Section 28 as follows:

        28. Cancellation Option. Tenant shall have the option to terminate this Lease at the end of the thirty-six (36) month of the Lease Term provided Tenant has notified Landlord in writing on or before the thirtieth
        (30th) month of the Lease Term, of its election to terminate this Lease.

        Except as hereinafter amended, the Lease remains in full force and effect, unmodified. In the event of any conflict between a provision of this Addendum or the Lease, the provisions of the Addendum shall prevail.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the day and year first above written.

LANDLORD:                                TENANT:

WARD CORPORATION                         ORGANON TEKNIKA CORPORATION


By: /s/ RICHARD E. WARD                  By: /s/  MICHAEL G. HANNA, PH.D.
   ---------------------------              -----------------------------
   Richard E. Ward                          Michael G. Hanna, Ph.D.
   Its President                            Its Vice President



ATTEST:                            ATTEST:


By: /s/ MARIA M. INGLESBY                By: /s/ RICHARD J. JAMES
   ---------------------------              -----------------------------
   Maria M. Inglesby                        Richard J. James
   Commercial Leasing                       Its Witness


                                         (Corporate Seal]
(Corporate Seal]

                                        SECOND ADDENDUM


        THIS SECOND ADDENDUM is incorporated in and made a part of the foregoing and annexed Lease dated April 30, 1991 (the "Lease") between Ward Corporation (the "Landlord") and Organon Teknika Corporation, (the "Tenant") covering Eight Hundred Three (803) net rentable square feet in Landlord's building known by the street address of 1300 Piccard Drive, Rockville, MD 20850, the provisions of this Second Addendum being as follows:

1. Section 1.9 of the Lease is hereby amended by adding the following sentence at the end thereof:

        "Commencing November 15, 1991, the Premises shall contain an additional One Thousand One Hundred Fifty-One (1,151) net rentable square feet (hereinafter the "Additional Lease Space") which space is shown on Attachment "A", thereby causing the entire leased premises to contain a total of One Thousand Nine Hundred Twenty-Four (1,924) net rentable square feet."

2. Section 2.1 of the Lease is hereby amended by adding the following sentence at the end thereof:

        "Commencing November 15, 1991, Tenant shall pay to Landlord during the Term a base rental ("Basic Rent") for the Additional Lease Space equal to Nine Hundred Fifty-Nine and 17/100 Dollars ($959.17) per month in gross."

3. Section 2.3 of the Lease is hereby amended by adding the following sentence at the end thereof:

        "The Basic Rent for the Additional Lease Space (as defined in Item 2 hereinabove) shall be increased as follows:

                 Date                        New Monthly Rent
                 ----                        ----------------
                6/1/92                         $  987.94
                6/1/93                         $1,017.68
                6/1/94                         $1,048.37

4. Section 4 of the Lease is hereby amended by adding the following sentence at the end thereof:

        "Tenant agrees to accept the Additional Lease Space in their "as-is" condition and further agrees to be fully responsible for any alterations or improvements thereto. However, it is understood and agreed that Tenant will obtain all necessary permits to construct the premises as required by Code. Landlord shall furnish ten (10) 2' X 4' fluorescent light fixtures for installation by Tenant."

5. Section 6.1 of the Lease is hereby amended by adding the following sentence at the end thereof:

        "Tenant shall use and occupy the Additional Lease Space during the term of the Lease solely for use as storage of non-hazardous research supplies, as permitted by law, and for no other use or uses without the prior written consent of Landlord."




                        [signatures appear on next page]

                                 THIRD ADDENDUM

        THIS THIRD ADDENDUM is incorporated in and made a part of the foregoing and annexed Lease dated April 30, 1991 (the "Lease") between Ward Corporation (the "Landlord") and Organon Teknika Corporation, (the "Tenant") covering Eight Hundred Three (803) of net rentable square feet of storage space ("Leased Premises") in Landlord's building known by the street address of 1300 Piccard Drive, Rockville, MD 20850, the provisions of this Third Addendum being as follows:

1. Section 1.2 of the Lease is hereby amended by deleting "May 31, 1995" and replacing with the following:

        "May 31, 1997".

2.      Section 1.12 of the Lease is hereby amended by deleting "The four year
        (4) period" and replacing with the following:

        "The six year (6) period."

3.      Section 2.1 of the Lease is hereby amended:

        "Rent for the Leased Premises shall be increased as follows:

                        Date       803 sf     New Monthly Amount
                        ----       ------     ------------------
                       6/1/95      $10.13         $677.87
                       6/1/96      $10.43         $697.94
                       6/1/97      $10.74         $719.69

4.      The Lease is hereby amended by adding a new Section 29 as follows:

        Section 29. Renewal Option.   Tenant shall have the right to renew this
        Lease for two (2) two (2) year periods by giving Landlord six (6) months written notice prior to the expiration of the then current Lease term. A three percent (3%) escalator will follow this Lease throughout the Renewal periods. If Tenant should choose not to exercise those options Landlord may begin to show the space to prospective tenants ninety (90) days prior to the Lease Expiration Date.

        Except as hereinafter amended, the Lease remains in full force and effect, unmodified. In the event of any conflict between a provision of this Third Addendum or the Lease, the provisions of the Third Addendum shall prevail.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Addendum as of the ____ day of_______________, 1995.

LANDLORD:                                   TENANT:

WARD CORPORATION                            PERIMMUNE, INC.

By: /s/     RICHARD E. WARD                 By: /s/ MICHAEL G. HANNA, JR.
   -------------------------------             ---------------------------------
   Richard E. Ward                             Michael G. Hanna, Jr., Ph.D.
   Its President                               President & CEO


                                            By:
                                               ---------------------------------



ATTEST:                                     WITNESS:


By:    [SIG]                                By:  /s/  RICHARD JAMES
   -------------------------------             ---------------------------------

   -------------------------------             ---------------------------------